Exhibit 5.0

                               LAW OFFICES
                  Elias, Matz, Tiernan & Herrick L.L.P.
                                12TH FLOOR
                          734 15TH STREET, N.W.
                          WASHINGTON, D.C. 20005
                                  _____

                        TELEPHONE:  (202) 347-0300
                        FACSIMILE:  (202) 347-2172
                          WWW.EMTH.COM

                            November 13, 2006


Board of Directors
Southern National Bancorp of Virginia, Inc.
1770 Timberwood Boulevard, Suite 100
Charlottesville, Virginia  22911

     Re:  Registration Statement on Form S-8

Ms. Derrico and Gentlemen:

     We have acted as counsel to Southern National Bancorp of Virginia, Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), regarding the issuance by the Company of up to 275,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") issuable under the Company's 2004 Stock Option Plan (the "Plan") upon the exercise of stock options ("Options"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company. We have been requested by the Company to furnish an opinion to be included as an exhibit to the Registration Statement.

     In this capacity, we have examined the Registration Statement, the Plan, the Company's Articles of Incorporation, as amended, its amended and restated Bylaws, resolutions of the Board of Directors and the originals, or duplicates or conformed copies, certified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares, and such other matters as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to certain factual matters, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates

Southern National Bancorp of Virginia, Inc.
Novemer 13, 2006
Page 2


or certified or conformed copies, and the authenticity of the originals of such latter documents. For purposes of this opinion, we have also assumed that (i) the Shares issuable upon the exercise of the Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options; (ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) the Options are exercised in accordance with their terms and the exercise price therefor is paid in full in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     The opinions set forth herein are limited to the laws of the Commonwealth of Virginia and applicable federal laws and regulations.

     Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and delivered in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in Item 5 of the Registration Statement. In giving such consent, we do not admit thereby that we are acting within the category of persons whose consent is required under
Section 7 of the Act and the rules and regulations of the Commission thereunder. This opinion is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                              Very truly yours,

                              ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                              By: /s/ Timothy B. Matz
                                  ----------------------------------
                                  Timothy B. Matz, Partner